SUPPORT SERVICES AGREEMENT              Confidential Treatment
                                               requested for all bracketed
                 BETWEEN                       ([ ]) information. The
                                               confidential portion has
      BIO-TECHNOLOGY GENERAL CORP.             been so omitted
                                               and filed separately with
                   AND                         the Commission.

        QUANTUM HEALTH RESOURCES

                           SUPPORT SERVICES AGREEMENT
                                     BETWEEN
                          BIO-TECHNOLOGY GENERAL CORP.
                                       AND
                            QUANTUM HEALTH RESOURCES

                                 EXECUTION SHEET

     In consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the undersigned have agreed to be bound by the Support Services Agreement between Bio-Technology General Corp. and Quantum Health Resources.

QUANTUM HEALTH RESOURCES                     BIO-TECHNOLOGY GENERAL CORP.

By:_______________________________           By:_______________________________

Name:_____________________________           Name:_____________________________

Title:____________________________           Title:____________________________

Date:_____________________________           Date:_____________________________

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUPPORT SERVICES AGREEMENT.................................................    1

   1.0      SUPPORT SERVICES...............................................    1
   2.0      COMPENSATION...................................................    2
   3.0      PROJECT LEADERS................................................    2
   4.0      RECORDS AND ACCOUNTING.........................................    3
   5.0      ASSIGNMENT.....................................................    3
   6.0      INSURANCE......................................................    3
   7.0      INDEMNIFICATION................................................    4
   8.0      ADDITIONAL SERVICES............................................    6
   9.0      FORCE MAJEURE..................................................    6
   10.0     CONFIDENTIALITY AND REPORTS....................................    6
   11.0     JOINT PUBLICITY ...............................................    7
   12.0     TERM AND TERMINATION OF AGREEMENT..............................    8
   13.0     NON-SOLICITATION...............................................    9
   14.0     MISCELLANEOUS..................................................   10
   15.0     SCHEDULE OF EXHIBITS ..........................................   13

   EXHIBIT A - WAREHOUSING SERVICES .......................................  A-1

   EXHIBIT B - PATIENT AND PROVIDER COMMUNICATIONS SERVICES................  B-1

   EXHIBIT C - CONSULTING SERVICES RELATING TO THIRD PARTY
            COVERAGE AND PAYMENT FOR BTG DESIGNATED PRODUCTS ..............  C-1

   EXHIBIT D - CO-MARKETING SERVICES AND SUPPORT SERVICES
            RELATING TO TREATMENT IND PROTOCOLS............................  D-1

   EXHIBIT E - IND DESIGNATED PRODUCT PROTOCOLS............................  E-1

   EXHIBIT E-1 - IND DESIGNATED PRODUCT PROTOCOL...........................E-1-1

                           SUPPORT SERVICES AGREEMENT

         This Support Services Agreement is entered into by and between Bio-Technology General Corp. ("BTG"), a Delaware corporation, and Quantum Health Resources ("QHR"), a California corporation, with respect to the following:


                                 R E C I T A L S

     WHEREAS, BTG, a Delaware company, is a manufacturer and distributor of pharmaceutical products with no current capabilities of providing warehousing, patient and provider communications, reimbursement, marketing, administration of treatment investigational new drugs ("IND"), and distribution and pharmacy services in the Territory; and

     WHEREAS, QHR, a California company, provides a wide range of services relating to pharmaceutical products in the Territory; and

     WHEREAS, BTG desires to make available for sale in the Territory some of its pharmaceutical products; and

     WHEREAS, BTG desires to obtain from QHR certain support services described herein in connection with its pharmaceutical products to be sold in the Territory; and

     WHEREAS, QHR desires to provide such support services upon the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the above recitals, the terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and for their mutual reliance, the parties agree as follows:

1.0  SUPPORT SERVICES

     1.1 QHR agrees to provide BTG with designated warehousing space and related warehousing services for Designated Products according to the terms set forth in Exhibit A. BTG agrees to deal exclusively with QHR for these warehousing services for Designated Products in the Territory with the sole exception of samples and research materials that may emanate directly from BTG or its subsidiaries.

          1.1.1 Title to and ownership of Designated Products in the designated warehouse space will pass directly to BTG's Distributor of Designated Products in the Territory as of the date that QHR receives instruction to ship the Designated Products to the BTG Distributor.

     1.2 QHR shall provide BTG with patient and provider communications services as set forth in Exhibit B.

     1.3 QHR shall provide BTG with consulting services related to third party coverage and payment for Designated Products as set forth in Exhibit C.

     1.4 QHR shall distribute BTG's marketing material and provide marketing support from time to time as set forth in Exhibit D. QHR does not ratify or approve such BTG marketing material. In addition, QHR shall provide BTG with support services for the administration of treatment investigational new drugs ("IND DESIGNATED PRODUCTS") under Food and Drug Administration ("FDA") protocols and for transition of the IND Designated Products to commercial distribution. Each IND Designated Product shall be included under Exhibit E to this Agreement, beginning with Exhibit E-1.

2.0  COMPENSATION

     2.1 BTG shall compensate QHR for the provision of the support services set forth in this Agreement in accordance with the Compensation Schedule enumerated in each Exhibit.

     2.2 Both parties acknowledge and agree that the compensation specified in each Exhibit of this Agreement has been set in advance, is consistent with the fair market value of the applicable service in an arm's-length transaction, and has not been determined in a manner that takes into account the volume or value of any referrals or business otherwise generated between the parties.

3.0  PROJECT LEADERS

     3.1 QHR and BTG shall each designate a person (the "PROJECT LEADER") who shall be responsible for supervising and coordinating the obligations of each of QHR and BTG, respectively, under this Agreement. Until otherwise designated in writing to the other party under the notice procedures set out in Section 14.4 of this Agreement, the Project Leaders shall be:

          For QHR:

          Thomas Halstead, Senior Vice President
          New Business Development
          Quantum Health Resources
          9100 Keystone Crossing
          Suite 500
          Indianapolis, IN 46240

          For BTG:

          William H. Pursley
          Senior Vice President
          Marketing, Sales and Commercial
            Development
          Bio-Technology General Corp.
          70 Wood Avenue South
          Iselin, NJ  08830

4.0  RECORDS AND ACCOUNTING

     4.1 During the term hereof and for three (3) years thereafter, or such longer period as may be required by law, QHR shall maintain accurate records as required to meet applicable local, state and federal laws and regulations. Except as otherwise required by any such laws or regulations, QHR shall provide BTG access to any requested documentation related to the administration of the support services under this Agreement during reasonable business hours. BTG shall give QHR seven (7) days' prior written notice of such examination. Such examinations will not occur more than twice annually, and such examination will be undertaken only to such extent necessary to verify that QHR has complied with the terms of this Agreement.

5.0  ASSIGNMENT

     5.1 Neither party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party except in connection with the sale of a party's entire business operations, which shall not require consent. Notwithstanding the previous sentence, either party may assign its rights or delegate its duties to any of its parents, subsidiaries, or affiliates without written consent of the other party. Any unauthorized attempted assignment or delegation shall be null and void and of no force or effect.

6.0  INSURANCE

     6.1 BTG will maintain in effect during the term of this Agreement a comprehensive general liability policy and products liability policy on the Designated Products and BTG shall promptly after the execution of this Agreement designate QHR as an additional named insured on such policies. This comprehensive insurance policy shall be in an amount not less than One Million Dollars ($1,000,000) per incident and Three Million Dollars ($3,000,000) in the aggregate and shall include coverage for claims of patent, trademark, copyright, trade secret, or other forms of unfair competition including but not limited to all claims under Section 43(a) of the Lanham Act. The deductible for such policy shall be no more than

          Five Hundred Thousand Dollars ($500,000). The policy shall provide for ten (10) days' notice to QHR by the Insurer by Registered or Certified Mail, Return Receipt Requested, in the event of any modifications, cancellation, or termination thereof. BTG agrees to provide QHR with a certificate of insurance evidencing compliance with this section within ten (10) days of execution of this Agreement.

     6.2 QHR will maintain in effect during the term of this Agreement a comprehensive general liability policy and QHR shall promptly after the execution of this Agreement designate BTG as an additional named insured on such policy. This comprehensive insurance policy shall be in an amount not less than One Million Dollars ($1,000,000) per incident and Three Million Dollars ($3,000,000) in the aggregate. The deductible for such policy shall be no more than One Hundred Thousand Dollars ($100,000). The policy shall provide for ten (10) days' notice to BTG by the Insurer by Registered or Certified Mail, Return Receipt Requested, in the event of any modifications, cancellation, or termination thereof. QHR agrees to provide BTG with a certificate of insurance evidencing compliance with this section within ten (10) days of execution of this Agreement.

7.0  INDEMNIFICATION

     7.1 BTG will indemnify, defend, and hold harmless QHR, its affiliates, parents, subsidiaries, directors, officers, agents and employees (collectively, "QHR INDEMNITEES") from and against and reimburse QHR Indemnitees for any and all claims, demands, actions, causes of action, losses, judgements, damages, costs and expenses (including, but not limited to, attorneys' fees, court costs and costs of settlement) arising out of claims against a QHR Indemnitee based on:
          (a) BTG's manufacture of a Designated Product; (b) the death of, or bodily injury to, any person on account of the use of a Designated Product, to the extent such death or bodily injury results from a defect in the design, workmanship or manufacture of a Designated Product; (c) any recall or withdrawal of a Designated Product; (d) BTG's violation of any applicable law or government regulation; (e) any claims that QHR's activities with respect to a Designated Product infringes the patent or other proprietary rights of any third party; or (f) any breach by BTG of any of its representations, warranties, covenants or agreements in this Agreement.

     7.2 QHR will indemnify, defend, and hold harmless BTG, its affiliates, parents, subsidiaries, directors, officers, agents and employees (collectively "BTG Indemnitees") from and against, and reimburse BTG Indemnitees for, any and all claims, demands, actions, causes of action, losses, judgements, damages, costs and expenses (including, but not limited to, attorneys' fees, court costs and costs of settlement) arising out of claims against a BTG Indemnitee based on:
          (a) the death of, or bodily injury to, any person on account of the use of a Designated Product, to the extent such death or bodily injury results from QHR's negligence or willful misconduct; (b) QHR's violation of any applicable law or governmental regulation; or (c) any breach by QHR of any of its representations, warranties, covenants or agreements in this Agreement.

     7.3 QHR agrees that upon receipt of any claim or liability asserted in writing against it which would give rise to a claim against BTG under this Section, it shall promptly notify BTG in writing of the same within fifteen (15) days. BTG agrees that QHR is entitled to retain counsel of its own choosing at QHR's expense to the extent necessary, in QHR's sole discretion, to protect QHR's interests and to act as co-counsel in the litigation or settlement of any claim or threatened claim. QHR agrees that so long as BTG does not enter any settlement agreement or consent judgment that admits liability on the part of QHR or which fails to include an unconditional release of QHR from all liability from all asserted or threatened claims, BTG shall have the right to control the defense, settlement, and prosecution of any litigation. Anything in this section notwithstanding:

          7.3.1 If there is a reasonable probability in the opinion of QHR's counsel that a claim may materially and adversely affect QHR other than as a result of monetary damages or other monetary payments for which BTG will be able to indemnify QHR, QHR shall have the right to defend, and with BTG's prior consent, compromise and settle such claim. QHR's right to indemnification in such cases shall be limited to its reasonable attorney's fees and costs plus any monetary settlement amount.

          7.3.2 In the event that QHR determines in its sole discretion, based upon the written advice of counsel, that there is a conflict in the position or defenses to be asserted by BTG and QHR regarding liability, QHR shall be entitled to its own defense, including the right, with BTG's prior consent, to settle or compromise all or any of the claims against it, at BTG's expense.

     7.4 BTG agrees that upon receipt of any claim or liability asserted in writing against it which would give rise to a claim against QHR under this Section, it shall promptly notify QHR in writing of the same within fifteen (15) days. QHR agrees that BTG is entitled to retain counsel of its own choosing at BTG's expense to the extent necessary, in BTG's sole discretion, to protect BTG's interests and to act as co-counsel in the litigation or settlement of any claim or threatened claim. BTG agrees that so long as QHR does not enter any settlement agreement or consent judgment that admits liability on the part of BTG or which fails to include an unconditional release of BTG from all liability from all asserted or threatened claims, QHR shall have the right to control the defense, settlement, and prosecution of any litigation. Anything in this section notwithstanding:

          7.4.1 If there is a reasonable probability in the opinion of BTG's counsel that a claim may materially and adversely affect BTG other than as a result of monetary damages or other monetary payments for which QHR will be able to indemnify BTG, BTG shall have the right to defend, and with QHR's prior consent, compromise and settle such claim. BTG's right to indemnification in such cases shall be limited to its reasonable attorney's fees and costs plus any monetary settlement amount.

          7.4.2 In the event that BTG determines in its sole discretion, based upon the written advice of counsel, that there is a conflict in the position or defenses to be asserted by BTG and QHR regarding liability, BTG shall be entitled to its own defense, including the right, with QHR's prior consent, to settle or compromise all or any of the claims against it, at QHR's expense.

     7.5 The obligations of an indemnifying party under this Section 7.0 shall not be diminished by the indemnifying party's failure to provide the notice required above except to the extent such failure actually and materially adversely affects the indemnifying party's ability to defend such matter.

8.0  ADDITIONAL SERVICES

     8.1 QHR has the ability to provide additional services to BTG. If BTG requests QHR to provide any additional services, both parties shall negotiate in good faith an appropriate fee for such additional services.

9.0  FORCE MAJEURE

     9.1 Notwithstanding any provision contained herein to the contrary, neither party shall be deemed to be in default hereunder for failing to perform or provide any of the services or other obligations to be performed or provided pursuant to this Agreement if such failure is the result of any labor dispute, act of God, inability to obtain labor or materials, governmental restrictions or any other event which is beyond the reasonable control of the party.

10.0 CONFIDENTIALITY AND REPORTS

     10.1 "CONFIDENTIAL INFORMATION" of a party shall mean any and all information including, but not limited to, the terms and conditions of this Agreement that is or has been disclosed in writing or orally by such party to the other party which is either confidential or proprietary in nature; provided however, that "Confidential Information" shall not include information which:

          10.1.1 is or becomes generally available to the public through no fault of the receiving party;

          10.1.2 was known to the receiving party before such party received it under this Agreement and was not acquired, directly or indirectly, from the disclosing party; or

          10.1.3 is disclosed in good faith to the receiving party by a third party lawfully in possession of such information and who was not under an obligation of nondisclosure with respect of such information.

     10.2 Each party acknowledges that it may have heretofore received and may from time to time hereafter receive Confidential Information of the other party, and such party receiving such Confidential Information shall do the following:

          10.2.1 maintain such Confidential Information in confidence and shall not disclose such Information to any third party;

          10.2.2 not use such Confidential Information other than in performance of this Agreement; and

          10.2.3 disclose such Confidential Information to its employees or to employees of its affiliates only to the extent that such employees need to know such Confidential Information to carry out the receiving party's obligations under this Agreement.

     10.3 Each party agrees to maintain as confidential both during the term of this Agreement and thereafter all Confidential Information provided to it pursuant to this Agreement and shall not, without the specific written consent of the other party, disclose it to any third party (except as required by law) or use it for its own purpose (except as contemplated herein).

11.0 JOINT PUBLICITY

     11.1 If either party wishes to make a public disclosure concerning this Agreement and such disclosure mentions the other party by name or description, such other party shall be provided with an advance copy of the disclosure and shall have five (5) business days within which to approve or disapprove such use of its name or description (including mention of the name of the Designated Product). Approval shall not be unreasonably withheld by either party. Failure to respond within such five (5) business days shall be deemed to be approval. Absent approval, no public disclosure shall use the name of or otherwise describe such party except to the extent required by law, or to the extent that the description of the other party is limited to public information about the availability of the Designated

          Product. Notwithstanding the foregoing, QHR acknowledges that BTG is a publicly traded company, and hereby consents to BTG's disclosure of this Agreement and its relationship with QHR in its filings with the Securities and Exchange Commission and its disclosures to its stockholders; provided however, that BTG shall use its commercially reasonable efforts not to disclose the specific financial terms and conditions of this Agreement except when such disclosure is required by law.

12.0 TERM AND TERMINATION OF AGREEMENT

     12.1 Term. This Agreement shall commence upon the Effective Date and shall continue for a term of five (5) years. This Agreement shall automatically renew for successive additional one (1) year terms unless, not less than one hundred eighty (180) days prior to the anniversary date, either party notifies the other of its intent to terminate this Agreement as of the anniversary date.

     12.2 Termination. The initial term of this Agreement or any renewal term may be terminated only as follows:

          12.2.1 Mutual Consent. This Agreement may be terminated, with or without cause, at any time upon the mutual written consent of both parties.

          12.2.2 Without Cause. This Agreement may be terminated in its entirety by either party without cause, upon one hundred eighty (180) days' prior written notice to the other party.

          12.2.3 Event of Material Breach: Good Cause. This Agreement may be terminated by either party if the other party shall default in the performance of any material obligation of this Agreement, upon forty-five (45) days' prior written notice to the other, specifying the nature of the default, unless such other party shall cure that default within the forty-five (45) day notice period.

          12.2.4 Insolvency. This Agreement may be terminated by either party immediately upon notice to the other, if the other party shall make an assignment for the benefit of creditors, shall file a petition in bankruptcy, is adjudicated insolvent or bankrupt, or if a receiver or trustee is appointed with respect to a substantial part of such other party's property or a proceeding is commenced against it which will substantially impair its ability to perform hereunder.

                 12.2.4.1 Notwithstanding anything to the contrary, all rights granted under or pursuant to this Agreement by BTG to QHR are, and shall otherwise be deemed to be, for purposes of
                          Section 365(n) of the United States Bankruptcy Code, or replacement provision therefor (the "Code"), licenses to rights to "intellectual property" as defined in the Code. The parties agree that QHR as the licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code. The parties further agree that, in the event of the commencement of bankruptcy proceedings by or against BTG under the Code, QHR shall be entitled, at its option, to retain all of its rights under the Agreement in accordance with the provisions of the Code.

                 12.2.4.2 Notwithstanding anything to the contrary, all rights granted under or pursuant to this Agreement by QHR to BTG are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code, or replacement provision therefor, licenses to rights to "intellectual property" as defined in the Code. The parties agree that BTG as the licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code. The parties further agree that, in the event of the commencement of bankruptcy proceedings by or against QHR under the Code, BTG shall be entitled, at its option, to retain all of its rights under the Agreement in accordance with the provisions of the Code.

     12.3 Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor, regardless of any termination of this Agreement by such breaching party pursuant to Section 12.2.3. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of Sections 1.0, 10.0, and 13.0 of this Agreement and that any party may, in its sole discretion, apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce, or prevent any violations of, these Sections of this Agreement.

13.0 NON-SOLICITATION

     13.1 BTG agrees that during the term of this Agreement, and for one (1) year thereafter, it shall not: (i) employ or retain on an independent contractor basis; or (ii) solicit for employment or for independent consulting any person who was in the immediately preceding twelve (12) month period employed by QHR or any of its affiliates, subsidiaries, or parents.

     13.2 QHR agrees that during the term of this Agreement, and for one (1) year thereafter, it shall not: (i) employ or retain on an independent contractor basis; or (ii) solicit for employment or for independent consulting any person who was, at any time during the immediately preceding twelve (12) month period, employed by BTG, or any of its affiliates, subsidiaries, or parents.

14.0 MISCELLANEOUS

     14.1 Definitions. For purposes of this Agreement, the following terms apply:

          14.1.1 "BTG's Distributor" refers to the company which has entered into an agreement with BTG to be the distributor of Designated Products in the Territory.

          14.1.2 "Designated Product" or "Designated Products" refers to any BTG product that BTG transfers to the warehouse as described in Exhibit A.

          14.1.3 "Effective Date" refers to December 1, 1995.

          14.1.4 "Territory" refers to all of the fifty (50) states and the territories and the possessions of the United States.

     14.2 Choice of Law

          14.2.1 This Agreement shall be governed by and construed under the laws of the State of Indiana, inclusive of its conflicts-of-laws rules.

     14.3 Waiver

          14.3.1 No waiver of any default hereunder by either party or any failure to enforce any rights hereunder shall be deemed to constitute a waiver of any subsequent default with respect to the same or any other provision hereof. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.

     14.4 Notice

          14.4.1 All notices and other communications made or given under or in connection with this Agreement shall be validly given or made if in writing and shall be effective either (a) when delivered in person to the other party, or (b) on the same business day that it is transmitted by facsimile to the facsimile number(s) set forth below, if transmitted prior to 5:00 p.m. Eastern Time on such business day, or on the first business day following such transmission if transmitted after 5:00 p.m. Eastern Time or if transmitted on a day other than a business day; provided a hard copy is deposited within one (1) day after such transmissions in the U.S. mail, postage prepaid, and addressed as set forth below for notices by U.S. mail; or (c) on the second business day following its deposit in the U.S. mail, postage prepaid, and addressed as follows:

                 if to BTG:

                 Bio-Technology General Corp.
                 70 Wood Avenue South
                 Iselin, NJ  08830
                 Attention:  William H. Pursley
                 Facsimile:  908-767-1349

                 if to QHR:

                 Quantum Health Resources
                 9100 Keystone at the Crossing, Suite 500
                 Indianapolis, IN 46240
                 Attention: Thomas Halstead
                 Facsimile No.: 317-580-6843

                 with a copy to:

                 John McIlwraith, Esq.
                 Senior Vice President of Strategic
                 Planning and Legal Counsel
                 Quantum Health Resources
                 9100 Keystone at the Crossing, Suite 500
                 Indianapolis, IN 46240
                 Facsimile No.: 317-580-6843

     14.5  Amendment

           14.5.1 Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, except by an instrument in writing signed by each party.

     14.6  Survival of Provisions

           14.6.1 All indemnification and confidentiality provisions contained herein shall survive the expiration or other termination of this Agreement.

     14.7  Relationship of Parties

           14.7.1 QHR's relationship with BTG hereunder shall be that of independent contractor, and neither party shall be considered the agent, partner or employee of or a joint venture with the other party, in its performance of all duties under this Agreement.

     14.8  Cumulative Remedies

           14.8.1 Except as expressly provided in this Agreement, and to the extent permitted by law, any remedies described in this Agreement are cumulative and not alternative to any other remedies available at law or in equity.

     14.9  Severability

           14.9.1 In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been included. The parties shall, in good faith, amend this Agreement to provide, to the extent possible, each party with the benefits provided by such invalid or unenforceable provision.

     14.10 Headings

          14.10.1 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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

     14.11 Counterparts

           14.11.1 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

     14.12 Signature Authority

           14.12.1 Each signatory to this Agreement has signature authority and is empowered on behalf of his or her respective party to execute this Agreement.

     14.13 Integration

           14.13.1 This Agreement, together with all agreements attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior oral or written agreements, commitments or understandings with respect thereto.

15.0 SCHEDULE OF EXHIBITS

     EXHIBIT A:    Warehousing Services

     EXHIBIT B:    Patient and Provider Communications Services

     EXHIBIT C:    Consulting Services Relating to Third Party Coverage and
                   Payment for BTG Designated Products

     EXHIBIT D:    Co-Marketing Services and Support Services Relating to
                   Treatment IND Protocols

     EXHIBIT E:    IND Designated Product Protocol

     EXHIBIT E-1:  IND Designated Product Protocol

                                    EXHIBIT A

                              WAREHOUSING SERVICES

1.0  OBLIGATIONS OF QHR

     1.1 QHR will make available to BTG sufficient warehousing space as determined by QHR for receipt and storage of Designated Products in the Territory.

     1.2 QHR will maintain written documentation attesting to the proper storage of Designated Products in QHR's warehousing space, in accordance with BTG's reasonable written specifications.

     1.3 QHR will provide adequate security and handling of Designated Products to avoid loss or damage to Designated Products while stored in the warehousing space.

     1.4 In response to orders received from or on behalf of BTG, QHR will pick, pack, and ship as specified below:

          1.4.1 For each order received by QHR at or before 2:00 p.m. Eastern Time, QHR will pick, pack, and ship the order the same day the order is received.

          1.4.2 For each order received by QHR after 2:00 p.m. Eastern Time, QHR will pick, pack, and ship the order the day following receipt of the order.

          1.4.3 QHR will pick the quantity and type of Designated Products ordered utilizing stock rotation based on expiration dating (shortest dated Designated Products shipped first).

     1.5 QHR will maintain accurate current inventory records, provide BTG monthly reports, and perform for the benefit of BTG all other duties commonly performed by a pharmaceutical industry warehouse.

     1.6 QHR will provide clerical, warehouse, and management personnel required to service BTG distribution fulfillment needs.

     1.7 Upon ten (10) days' prior written notice, QHR will allow BTG personnel to perform physical inventory audits of Designated Products maintained by QHR in the warehouse space at any time during normal working hours. QHR will provide to BTG monthly reports on the status of the inventory.

     1.8 QHR will communicate with BTG promptly upon knowledge that any Designated Product is in a form unacceptable for shipping out to BTG's Distributor.

     1.9 Designated Products returned by customers will be shipped to QHR for subsequent return to BTG for replacement of Designated Product.

     1.10 Each party agrees to inform the other party promptly (but in no event no later than forty-eight (48) hours after becoming aware of same) of any information concerning any package or complaint involving a Designated Product or any adverse drug experience (as defined in 21 CFR 314.80), injury, toxicity, or sensitivity reaction associated with the clinical use of the Designated Product, whether or not considered related to the Designated Product.

          If the adverse drug experience is serious, as defined in 21 CFR 314.80 (including an adverse drug reaction that is fatal or life-threatening, is permanently disabling, requires inpatient hospitalization, or is a congenital anomaly, cancer or overdose), then each party shall notify the other party within twenty-four (24) hours. All notifications to BTG shall be by facsimile and on BTG's designated adverse event forms.

     1.11 QHR shall visually inspect each inbound shipment of the Designated Products and make an external quality control evaluation of each shipment. In the event that any shipment, in whole or part, is defective or shall have been packaged or shipped under conditions which do not comply with then applicable Food and Drug Administration ("FDA") requirements which are evident solely from visual inspection, QHR shall give prompt notice (and in any event no later than thirty
          (30) days after receipt) thereof to BTG, specifying the manner in which such shipment is defective. QHR shall not dispose of any nonconforming shipment of the Designated Product without prior written authorization and instructions from BTG.

     1.12 QHR shall notify BTG promptly of any inspection by any federal, state, or local regulatory representative concerning any Designated Product and shall provide BTG a summary of the results of such inspections and of the actions, if any, taken to remedy conditions cited in such inspections.

2.0  OBLIGATIONS OF BTG

     2.1  BTG will:

          2.1.1 assume all responsibility for compliance with importing laws and regulations and FDA laws and regulations related to Designated Products;

          2.1.2 deliver quantities of Designated Products to QHR at the QHR's warehouse during normal working hours;

          2.1.3 endeavor to maintain a satisfactory supply of its Designated Products with QHR at all times to meet the demands of distributions of BTG Designated Products;

          2.1.4 deliver Designated Products for storage properly marked and packaged including a manifest showing sizes or specific stock keeping units;

          2.1.5 be fully and solely responsible for ensuring that the Designated Products comply with all federal, state, local and other laws and regulations including, without limitation, those with respect to safety, labeling and advertising;

          2.1.6 be responsible to customers (including patients) for all warranties, express or implied, with respect to the Designated Products;

          2.1.7 bear the risk of loss, theft, destruction or damage of each Designated Product shipment until delivery of such Designated Product to a customer. Until the delivery of the Designated Product to a customer, QHR shall, at its expense, insure all Designated Products in its warehousing space for their replacement (i.e., market) value against fire, theft, loss or destruction, and such other risks as are customarily insured against by prudent persons in a similar line of business, with a deductible not to exceed One Hundred Thousand Dollars ($100,000) with an insurance carrier qualified to do business (in the State of Indiana or such other place as BTG may authorize), and QHR shall permit BTG to negotiate and settle any claims with the insurance company and BTG shall be entitled to all recoveries under such insurance;

          2.1.8 will, if the parties exercise their rights of termination under
                Section 12.0, bear the risk of cost of the return of all Designated Products remaining in QHR's warehouse; and

          2.1.9 deal exclusively with QHR for warehouse services with respect to the Designated Products in the Territory except for samples and research materials that may emanate directly from BTG or its subsidiaries.

     2.2 Title to and ownership of any Designated Product subject to these warehousing services shall be vested in BTG until received by the purchaser.

3.0  COMPENSATION

     3.1 BTG shall pay QHR a warehousing fee of [ ] percent ([ ]%) per annum of the purchase price to BTG Distributors of Designated Products shipped by QHR to BTG's Distributors during the applicable calendar year. QHR shall, on a monthly basis, submit to BTG an invoice for such fee including an accounting of the value of the Designated Products shipped to BTG's Distributors during such month and BTG shall pay QHR accordingly within thirty (30) days of receipt of such invoice. The parties acknowledge that such warehousing services increase as Designated Products are sold.

     3.2 In the event that BTG fails to pay any warehousing fee in full within thirty (30) days after its receipt of the invoice, BTG shall pay QHR late charges of eight percent (8%) per annum on all unpaid amounts due pursuant to this compensation schedule calculated from the end of that thirty day period.

     3.3 Should any provision of this Agreement violate any law, rule or regulation pertaining to usury or the contracting or charging of interest, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied as a prepayment of future obligations due by BTG to QHR.

     3.4  Renegotiation of Warehousing Fee

          3.4.1 The warehousing fee that BTG pays to QHR for warehousing services provided for herein shall be renegotiated by the parties prior to the end of each year, with changes in the warehousing fee, if any, to become effective with respect to the Designated Products received by QHR after the end of the year.

          3.4.2 In the event that the parties are unable to agree in advance on the warehousing fee to be paid during any year (or portion thereof), the previously existing fee shall continue until the earlier of the parties' agreement on such new fee, or the termination of the Agreement.

AGREED


QUANTUM HEALTH RESOURCES                     BIO-TECHNOLOGY GENERAL CORP.

By:_______________________________           By:_______________________________

Name:_____________________________           Name:_____________________________

Title:____________________________           Title:____________________________

Date:_____________________________           Date:_____________________________

                                    EXHIBIT B

                  PATIENT AND PROVIDER COMMUNICATIONS SERVICES



1.0  TELEPHONE ASSISTANCE

     1.1 QHR agrees to operate, staff and maintain a telephone assistance service using the telephone number 1-800-xxxx. This wide area telephone service ("WATS") shall be used solely to answer questions regarding the Designated Products and use of the Designated Products. Such telephone service shall be staffed twenty-four (24) hours a day with competent medical personnel qualified to take calls from patients and patient representatives regarding the Designated Products and use of the Designated Products.

     1.2 QHR shall operate the telephone number on behalf of BTG, but QHR shall have responsibility for the cost of maintaining, staffing and operating this WATS number.

2.0  COMPENSATION

     2.1 In consideration of the patient and provider communications services set forth herein, BTG shall pay QHR a fee of [ ] percent ([ ]%) per annum of the purchase price to BTG's Distributors of Designated Products shipped by QHR to BTG's Distributors during the applicable calendar year. QHR shall, on a monthly basis, submit to BTG an invoice for such fee including an accounting of the value of the Designated Products shipped to BTG's Distributors during such month and BTG shall pay QHR accordingly within thirty (30) days of receipt of such invoice. The parties acknowledge that such patient and provider communications services increase as Designated Products are sold.

     2.2 In the event that BTG fails to pay any fee in full within thirty (30) days after its receipt of the invoice, BTG shall pay QHR late charges of eight percent (8%) per annum on all unpaid amounts due pursuant to this compensation schedule calculated from the end of that thirty day period.

     2.3 Should any provision of this Agreement violate any law, rule or regulation pertaining to usury or the contracting or charging of interest, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied as a prepayment of future obligations due by BTG to QHR.

     2.4  Renegotiation of Fee

          2.4.1 The fee that BTG pays to QHR for patient and provider communications services provided for herein shall be renegotiated by the parties prior to the end of each year, with changes in the patient and provider communications fee, if any, to become effective with respect to the Designated Products received by QHR after the end of the year.

          2.4.2 In the event that the parties are unable to agree in advance on the patient and provider communications fee to be paid during any year (or portion thereof), the previously existing fee shall continue until the earlier of the parties' agreement on such new fee, or the termination of the Agreement.

AGREED

QUANTUM HEALTH RESOURCES                     BIO-TECHNOLOGY GENERAL CORP.

By:_______________________________           By:_______________________________

Name:_____________________________           Name:_____________________________

Title:____________________________           Title:____________________________

Date:_____________________________           Date:_____________________________

                                    EXHIBIT C

            CONSULTING SERVICES RELATING TO THIRD PARTY COVERAGE AND
                       PAYMENT FOR BTG DESIGNATED PRODUCTS

1.0  CONSULTING SERVICES

     1.1 QHR shall provide payer education information and presentations from time to time as necessary to assist BTG in obtaining favorable formulary status with payers for Designated Products.

     1.2 QHR shall respond to inquiries from prescribers and patients using BTG Designated Products generally with third party coverage and payment issues.

     1.3 QHR shall set up, operate and maintain a telephone assistance service using the telephone number 1-800-xxxx. Such wide area telephone service ("WATS") telephone number shall be staffed eight (8) hours a day with competent coverage and payment counselors to take calls from patients, patient representatives and providers concerning third party coverage for Designated Products. The WATS telephone number required under this Exhibit C shall be operated independently from the WATS number referred to in Exhibit B.

     1.4  The consulting services provided by QHR shall include:

          1.4.1 consultation regarding the availability of financial assistance on copayments and deductibles;

          1.4.2 assistance with federal and state payment programs;

          1.4.3 consultation regarding whether to receive product at home or at a local drug store;

          1.4.4 assistance with insurance forms and claims including job loss or change and assignment of benefits; and

          1.4.5 advocacy if a claim is delayed, denied, or sent to a case manager.

     1.5 QHR shall provide regulatory consulting to BTG related to BTG's products in connection with the Health Care Financing Administration and any State Government Health Programs.

2.0  COMPENSATION

     2.1 In consideration of the consulting services relating to third party payer coverage and payment set forth herein, BTG shall pay QHR a fee of [ ] percent ([ ]%) per annum of the purchase price to BTG's Distributors of Designated Products shipped by QHR to BTG's Distributors during the applicable calendar year. QHR shall, on a monthly basis, submit to BTG an invoice for such fee including an accounting of the value of the Designated Products shipped to BTG's Distributors during such month and BTG shall pay QHR accordingly within thirty (30) days of receipt of such invoice. The parties acknowledge that such consulting services increase as Designated Products are sold.

     2.2 In the event that BTG fails to pay any fee in full within thirty (30) days after its receipt of the invoice, BTG shall pay QHR late charges of eight percent (8%) per annum on all unpaid amounts due pursuant to this compensation schedule calculated from the end of that thirty day period.

     2.3 Should any provision of this Agreement violate any law, rule or regulation pertaining to usury or the contracting or charging of interest, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied as a prepayment of future obligations due by BTG to QHR.

     2.4  Renegotiation of Fee

          2.4.1 The fee that BTG pays to QHR for consulting services relating to third party payer coverage and payment provided for herein shall be renegotiated by the parties prior to the end of each year, with changes in the consulting fee, if any, to become effective with respect to the Designated Products received by QHR after the end of the year.

          2.4.2 In the event that the parties are unable to agree in advance on the consulting fee relating to third party payer coverage and payment to be paid during any year (or portion thereof), the previously existing fee shall continue until the earlier of the parties' agreement on such new fee, or the termination of the Agreement.

AGREED


QUANTUM HEALTH RESOURCES                     BIO-TECHNOLOGY GENERAL CORP.

By:_______________________________           By:_______________________________

Name:_____________________________           Name:_____________________________

Title:____________________________           Title:____________________________

Date:_____________________________           Date:_____________________________

                                    EXHIBIT D

             CO-MARKETING SERVICES AND SUPPORT SERVICES RELATING TO
                             TREATMENT IND PROTOCOLS

                              CO-MARKETING SERVICES


1.0  DISTRIBUTION OF MARKETING MATERIAL

     1.1 BTG will supply to QHR all marketing material regarding Designated Products for distribution and use by QHR's sales force when the sales force visits provider organizations including, but not limited to, physician offices, trade association meetings and medical society meetings.

     1.2 BTG shall supply to QHR all marketing material regarding Designated Products for distribution and use by QHR's sales force and when the sales force visits consumer organizations, including but not limited to, local, regional and national chapters for specific diseases and other relevant non-profit organizations.

     1.3 QHR shall utilize its national sales force to assist in these marketing activities in conjunction with the other marketing activities that QHR normally provides.

     1.4 QHR shall not, and shall not permit its sales force to make any representations or claims with respect to the Designated Products which is not contained in the Marketing Materials provided by BTG. QHR shall indemnify and hold harmless BTG in accordance with Section 7.0 of the Master Agreement for any claim, liability and cost incurred by BTG as a result of QHR's representation or claim in violation of the first sentence of this Section 1.4.

2.0  DRAFTING MARKETING MATERIAL

     2.1 BTG shall be solely responsible for drafting the marketing material for BTG's Designated Products and shall indemnify QHR in accordance with Section 7.0 of the Agreement for any claim, liability and cost incurred by QHR as a result of its use of such material.

              SUPPORT SERVICES RELATING TO TREATMENT IND PROTOCOLS

3.0  INVESTIGATIONAL NEW DRUG SERVICES

     3.1 From time to time, BTG may request from QHR the support services relating to treatment IND protocols as set forth herein. If the parties reach mutual agreement, then the terms of such IND Designated Product protocol shall be set forth in Exhibit E. In such case, all other terms and conditions of this Agreement shall apply to that Exhibit.

     3.2 QHR shall manage the IND Designated Products reporting duties required under FDA laws and regulations and shall distribute clinical trial materials and related supplies to patients on behalf of investigators with respect to IND Designated Product protocols.

     3.3 QHR shall segregate all IND Designated Product inventory from other inventory that QHR is warehousing on behalf of BTG.

     3.4 In performing these support services, QHR shall comply in all applicable respects with the IND Designated Product protocol which is attached hereto as Exhibit E and incorporated herein by reference.

     3.5 QHR shall comply with all federal, state and local laws and regulations applicable to carrying out the services under this Agreement, including without limitation, the Food, Drug and Cosmetic Act, as amended, rules and regulations thereunder and any other requirements that may be imposed by the FDA.

4.0  DUTIES OF BTG

     4.1 BTG shall provide, at its sole cost and expense, all IND Designated Products and enrollment kits required by QHR in connection with the services enumerated in this Agreement.

     4.2 BTG agrees to comply with all applicable U.S. federal and state laws governing the regulation, design, testing, inspection, labeling, warning and instructions for use of IND Designated Products.

5.0  PROPERTY OWNERSHIP

     5.1 All materials, documents, information, Confidential Information, databases, complete and incomplete case report forms and all data that BTG supplies to QHR or that QHR prepares or develops specifically for the IND services designated by this Agreement or generated by investigational sites during the conduct of the IND study shall be the sole and exclusive property of BTG ("BTG PROPERTY").

     5.2 Unless otherwise required by law or the terms of this agreement, QHR shall maintain all BTG Property which QHR shall have in its possession for a period of not less than three years. QHR shall organize the BTG Property in such a manner that it can be accessed promptly within 24 hours' notice, and when accessed, will be organized for immediate reference for auditing purposes by BTG and the FDA.

     5.3 Upon termination of this Agreement, QHR shall return to BTG all unused clinical trial material and supply inventory that BTG furnishes to QHR within thirty (30) days.

6.0  DEBARMENT CERTIFICATION REQUIREMENTS

     6.1 QHR certifies that it has not been debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. ss. 335(a) and
          (b). In the event that during the term of this Agreement, Quantum (i) becomes debarred or (ii) receives notice of an action or threat of an action with respect to its debarment, QHR shall notify BTG immediately.

     6.2 QHR hereby certifies that it has not and will not use in any capacity the services of any individual, corporation, partnership or association which has been debarred under 21 U.S.C. ss. 335(a) or (b). In the event that QHR becomes aware of the debarment or threatened debarment of any individual, corporation, partnership or association providing services to QHR which directly or indirectly relate to activities under this Agreement, QHR shall notify BTG immediately.

7.0  COMPENSATION

     7.1 In consideration for the co-marketing services and support services relating to treatment IND protocols set forth herein, BTG shall pay QHR a fee of [ ] percent ([ ]%) of the purchase price to BTG's Distributors of Designated Products shipped by QHR to BTG's Distributors during the applicable calendar year. QHR shall, on a monthly basis, submit to BTG an invoice for such fee including an accounting of the value of the Designated Products shipped to BTG's Distributors during such month and BTG shall pay QHR accordingly within thirty (30) days of receipt of such invoice. The parties acknowledge that such services increase as Designated Products are sold.

     7.2 In the event that BTG fails to pay any fee in full within thirty (30) days after its receipt of the invoice, BTG shall pay QHR late charges of eight percent (8%) per annum on all unpaid amounts due pursuant to this compensation schedule calculated from the end of that thirty day period.

     7.3 Should any provision of this Agreement violate any law, rule or regulation pertaining to usury or the contracting or charging of interest, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied as a prepayment of future obligations due by BTG to QHR.

     7.4  Renegotiation of Fee

          7.4.1 The fee that BTG pays to QHR for co-marketing services and support services related to IND protocols services provided for herein shall be renegotiated by the parties prior to the end of each year, with changes in the co-marketing services and support services related to IND protocols fee, if any, to become effective with respect to the Designated Products received by QHR after the end of the year.

          7.4.2 In the event that the parties are unable to agree in advance on the co-marketing services and support services related to IND protocols fee to be paid during any year (or portion thereof), the previously existing fee shall continue until the earlier of the parties' agreement on such new fee, or the termination of the Agreement.

AGREED


QUANTUM HEALTH RESOURCES, INC.               BIO-TECHNOLOGY GENERAL CORP.

By:_______________________________           By:_______________________________

Name:_____________________________           Name:_____________________________

Title:____________________________           Title:____________________________

Date:_____________________________           Date:_____________________________

                                    EXHIBIT E

                        IND DESIGNATED PRODUCT PROTOCOLS

                                   EXHIBIT E-1

                         IND DESIGNATED PRODUCT PROTOCOL


1.0 NAME OF DESIGNATED PRODUCT

2.0 IND PROTOCOLS



                                      E-1-1

                                      E-1-2